UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

VAULT AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-74928	52-2325923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

629 E. Quality Drive, Suite 103

American Fork, UT 84003

(Address of principal executive offices) (zip code)

(801) 478-2500

 (Registrant's telephone number, including area code)

 Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective March 14, 2012, the board of directors of Vault America, Inc. (the “Company”) dismissed Weaver Martin & Samyn, LLC (“WMS”) as the Company’s independent registered public accounting firm. WMS’s audit reports on the Company’s financial statements for the fiscal years ended October 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended October 31, 2011 and 2010 and during the subsequent interim period preceding the date of WMS’s dismissal, there were (i) no disagreements with WMS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided WMS with a copy of this disclosure and has requested that WMS furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not WMS agrees with the above statements. WMS has furnished the requested letter and it is attached as exhibit 16.1.

Effective March 14, 2012, the Company engaged KBL, LLP (“KBL”) to serve as its independent registered public accounting firm. KBL is the independent registered accounting firm for The Green Polkadot Box, Inc., the Company’s wholly owned subsidiary. During the years ended October 31, 2011 and 2010 and during the subsequent interim period preceding the date of KBL’s engagement, the Company did not consult with KBL regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage KBL has been approved by the Company’s board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 14, 2012, Harold F. Schultz resigned as Chief Executive Officer, Chief Financial Officer and director of the Company, Rod A. Smith was elected Chief Executive Officer of the Company, and Jeffrey L. Nilsson was elected Chief Financial Officer of the Company.

Mr. Smith is the founder of The Green PolkaDot Box, Inc. and has served as its Managing Member and CEO since January of 2007. He has accumulated extensive experience with “startup” business development & management, sales & marketing, public relations, and advertising over the past 25 years. Among his notable accomplishments, Mr. Smith founded and developed a $300 million dollar telecommunications company, InContact (NASDAQ: SAAS). Mr. Smith was educated at Brigham Young University and University of Southern California.

Mr. Nilsson was appointed Chief Financial Officer of The Green PolkaDot Box, Inc. in January 2012. From January 1999 to December 2011, Mr. Nilsson was with XO Communications, serving as Director of Customer Operations from December 2007 through December 2011, and previously as Vice President of Finance, Director of Customer Operations, and Vice President of Customer Operations. He also worked for AT&T Wireless where he was promoted to Vice President of Finance during his 10 year tenure. Mr. Nilsson also worked for Arthur Andersen & Company for 11 years after receiving a Bachelor of Science in Accounting and a Masters of Accounting from Brigham Young University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 14, 2012, the Company changed its fiscal year from October 31 to December 31. The report covering the transition will be filed on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Weaver Martin & Samyn, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAULT AMERICA, INC.

Dated: March 20, 2012	By:	/s/ Rod A. Smith
Name: Rod A. Smith
Title: Chief Executive Officer